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                                                                     EXHIBIT 5.1


                               Form of Opinion


                           _________________, 1998


Keebler Corporation
677 Larch Avenue
Elmhurst, IL  60126

               Re: 11,465,000 Shares of Common Stock, $0.01 par value, of Keebler Foods Company

Dear Sir or Madam:

     We refer to the Registration Statement on Form S-1 (as amended the "Registration Statement"), filed on December 12, 1997 by Keebler Foods Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act"), relating to the registration and sale of 11,465,000 shares of Common Stock, $0.01 par value (the "Shares"), of the Company by certain selling stockholders.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined and are familiar with an original or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iii) the Amended and Restated By-laws of the Company, as currently in effect; and (iv) resolutions of the Board of Directors of the Company relating to, among other things, the filing and the Registration Statement. We have also examined such other documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuiness of all signatures, the authenticity of all documents and records submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based on the foregoing, we are of the opinion that the Shares when sold, will be legally issued, fully paid and non-assessable when the Shares shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

     We do not find it necessary for the purposes of this opinion to cover, and according we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

                                    Very truly yours,


                                    Winston & Strawn